Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Reports Second Quarter 2020

Generates Strong Cash from Operations and Executes Successfully on Cost Containment

•	Net sales of $119.3 million; moderate 8% decline from prior quarter during COVID-19 pandemic
•	Planned and aggressive cost containment provided for solid margins on lower volume
o	Operating improvements led to gross margin of 37.5%
o	Continued to make investments in organic growth initiatives
•	Generated $25.3 million of cash from operations and reduced debt $7 million; successfully maintained net debt to adjusted EBITDA ratio of 2.1x despite challenging environment

SARASOTA, FL, August 3, 2020 — Helios Technologies, Inc. (Nasdaq: HLIO) (“Helios” or the “Company”), a global industrial technology leader that develops and manufactures solutions for both the hydraulics and electronics markets, today reported financial results for the second quarter ended June 27, 2020.

Josef Matosevic, the Company’s President and Chief Executive Officer, commented, “I am pleased with our management team’s adaptability and leadership during these challenging times and am excited about the opportunities for advancing our strong pipeline of new product development.  We performed very well in the quarter with better than expected sales supported by shipment of past due orders and a relatively resilient global agriculture industry.  Due to the agility of our businesses, we adjusted quickly to changing market demands related to COVID-19 in both segments and outperformed in the hydraulics segment, while the electronic segment was able to achieve their plan despite tough market conditions.  Our solid profit margins on lower sales were the result of disciplined execution and the cost containment measures rapidly initiated in March and April to address the economic downturn from the COVID-19 pandemic combined with continued efforts to improve productivity.  The efforts of both segments enabled us to achieve a better than expected consolidated decremental adjusted operating margin of 32%*.”

He continued, “We were encouraged to see demand pick up in June, although given the trend of increasing COVID-19 cases in the U.S., we are carefully monitoring our end markets and customers.  We expect our third quarter will now be the trough for us this year given lower levels of backlog at the end of June.  We believe from there we should see recovery with improving order levels.”

Mr. Matosevic concluded, “Our objectives through this pandemic are to continue generating strong cash flow and, importantly, to navigate into a strategic position for growth as markets recover.  We are developing the additional value streams to augment our Vision 2025 strategy that will leverage the strengths and capabilities of the Helios organization, including our well-respected brands, our dedicated global employees and our strong balance sheet.  We believe the enhancements to the strategy will also provide greater clarity on the efforts required to accelerate organic growth through new end markets and new products combined with programmatic portfolio expansion through future acquisitions.”

* Consolidated decremental adjusted operating margin is defined as the change in adjusted operating income divided by the change in sales.

Helios Technologies | 1500 West University Parkway | Sarasota, FL 34243 | 941-362-1200

Helios Technologies Reports Second Quarter 2020

August 3, 2020

Second Quarter 2020 Consolidated Results

($ in millions, except per share data)	Q2 2020	Q2 2019	Change	% Change
Net sales	$119.3	$143.8	$(24.5)	(17%)
Gross profit	$44.7	$56.2	$(11.5)	(20%)
Gross margin	37.5%	39.1%
Operating income	$16.7	$26.4	$(9.7)	(37%)
Operating margin	14.0%	18.4%
Non-GAAP adjusted operating margin	19.3%	21.5%
Net income	$12.9	$17.3	$(4.4)	(25%)
Diluted EPS	$0.40	$0.54	$(0.14)	(26%)
Non-GAAP cash net income	$17.7	$20.7	$(3.0)	(14%)
Non-GAAP cash EPS	$0.55	$0.65	$(0.10)	(15%)
Adjusted EBITDA	$27.0	$34.7	$(7.7)	(22%)
Adjusted EBITDA margin	22.6%	24.1%

See the attached tables for additional important disclosures regarding Helios’s use of non-GAAP adjusted operating income, non-GAAP adjusted operating margin, non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA (earnings before net interest expense, income taxes, depreciation and amortization, and certain non-recurring charges) and adjusted EBITDA margin (adjusted EBITDA as a percentage of sales) as well as reconciliations of GAAP operating income to non-GAAP adjusted operating income and GAAP net income to non-GAAP cash net income and non-GAAP adjusted operating margin, and adjusted EBITDA.  Helios believes that, when used in conjunction with measures prepared in accordance with GAAP, the non-GAAP measures described above help improve the understanding of its operating performance.

Sales

•	$119.3 million, declined 16% excluding the effect of currency; the majority of the decline was attributable to the effects of the COVID-19 pandemic and the associated macro industrial softness
•	Foreign currency translation on sales – $1.7 million unfavorable

Profits and margins

•

Gross profit and margin drivers – Gross profit was negatively impacted by lower sales volume and unfavorable currency; gross margin contracted 1.6 points as productivity improvements and ongoing cost management efforts helped to offset the impact of reduced leverage of fixed costs on a lower sales base and COVID-19 related production labor inefficiencies

•

Selling, engineering and administrative (“SEA”) expenses – Decreased 7% reflecting aggressive cost containment initiatives which were partially offset by increased cost for safety equipment and cleaning services, restructuring costs and $1.6 million of CEO transition costs

•	Amortization of intangible assets – $4.4 million, comparable with the prior-year period

Non-operating items

•	Net interest expense – $2.9 million ($4.0 million in prior year), down on lower debt balances
•	Effective tax rate – 4.7% (21.3% in prior year); excluding $2.6 million of one-time benefits, the effective tax rate for the period was 22.7%

Helios Technologies Reports Second Quarter 2020

August 3, 2020

Net income, earnings per share, non-GAAP cash earnings per share and adjusted EBITDA

•

GAAP net income and earnings per share – Decline of $4.4 million and $0.14, respectively, were impacted by lower sales volume and CEO transition costs, partially offset by cost management efforts, lower interest and reduced effective tax rate

•	Non-GAAP cash earnings per share – $0.10 lower reflecting the above, adjusted for amortization and other unusual items
•	Adjusted EBITDA margin – Decline of 150 basis points on lower sales volume, reflecting the lower global demand environment related to COVID-19

First Half 2020 Consolidated Results

($ in millions, except per share data)	2020	2019	Change	% Change
Net sales	$248.8	$290.7	$(41.9)	(14%)
Gross profit	$96.6	$112.7	$(16.1)	(14%)
Gross margin	38.8%	38.8%
Operating income	$6.7	$52.2	$(45.5)	(87%)
Operating margin	2.7%	18.0%
Non-GAAP adjusted operating margin	19.9%	21.0%
Net (loss) income	$(4.3)	$33.7	$(38.0)	NM
Diluted EPS	$(0.13)	$1.05	$(1.18)	NM
Non-GAAP cash net income	$35.7	$41.1	$(5.4)	(13%)
Non-GAAP cash EPS	$1.11	$1.28	$(0.17)	(13%)
Adjusted EBITDA	$57.4	$69.4	$(12.0)	(17%)
Adjusted EBITDA margin	23.1%	23.9%

See the attached tables for additional important disclosures regarding Helios’s use of non-GAAP adjusted operating income, non-GAAP adjusted operating margin, non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA and adjusted EBITDA margin as well as reconciliations of GAAP operating income to non-GAAP adjusted operating income and GAAP net income to non-GAAP cash net income and non-GAAP adjusted operating margin, and adjusted EBITDA.  Helios believes that, when used in conjunction with measures prepared in accordance with GAAP, non-GAAP measures described above help in the understanding of its operating performance.

Sales

•	$38.2 million decline, or 13% excluding the effect of currency; the majority of the decline was attributable to the effects of the COVID-19 pandemic and the associated macro industrial softness
•	Foreign currency translation on sales – $3.7 million unfavorable

Profits and margins

•

Gross profit and margin drivers – maintained gross margin at 38.8% despite significant decline in sales; production efficiencies, cost management efforts and an $0.9 million non-recurring benefit in Electronics offset lower sales volume

•	SEA expenses – Decreased primarily due to cost management efforts, which were partially offset by CEO transition costs and increased cost for safety equipment and cleaning services
•	Amortization of intangible assets – $8.8 million compared with $9.1 million in prior year
•	Goodwill impairment charge – $31.9 million, resulted from weakened market outlook primarily due to the COVID-19 pandemic

Non-operating items

•	Net interest expense – $5.8 million compared with $8.4 million in prior year, declined with lower debt balances

Helios Technologies Reports Second Quarter 2020

August 3, 2020

•

Effective tax rate – 15.0%, excludes non-taxable goodwill impairment charge, down from 21.7% in prior year, included certain one-time benefits in the second quarter that reduced the effective tax rate for the period

Earnings per share, non-GAAP cash earnings per share and adjusted EBITDA

•	GAAP Earnings per share – Impacted by $31.9 million charge for goodwill impairment, as well as lower sales volume, partially offset by cost management efforts, lower interest and one-time tax benefit
•	Non-GAAP cash earnings per share – decrease of $0.17 reflects the above, adjusted for amortization, goodwill impairment charge and other unusual items
•	Adjusted EBITDA margin – Decline of 80 basis points on lower sales volume, reflecting effective cost management efforts and production efficiencies

Hydraulics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

Segment sales of $102.1 million declined 10% compared with the prior-year second quarter, impacted by softer end market demand attributable to the COVID-19 pandemic.  The decrease also included $1.6 million from unfavorable changes in foreign currency exchange rates.  Sales declined in the Americas region by 17%.  The Europe, Middle East, Africa (“EMEA”) region declined 13.6%, while Asia/Pacific (“APAC”) region sales grew 5.6%, both excluding the combined $1.6 million effect of unfavorable foreign currency exchange rate changes.

Second quarter 2020 gross margin of 36.7% was down from the prior year’s 37.3% due to reduced leverage of fixed costs on lower sales volume and COVID-19 related production labor inefficiencies. Additionally, during the quarter there was a favorable change in sales mix and savings from cost containment efforts such as over-time management, decreased usage of temporary labor and inventory and supplies costs management.

SEA expenses in the 2020 second quarter decreased $2.8 million compared with the prior-year period, benefiting from cost management efforts.

Operating income in the 2020 second quarter was $22.0 million.  Operating margin expanded 30 basis points to 21.5%, compared with 21.2% last year.

For the first half, segment sales totaled $205.9 million; excluding the $3.6 million impact of unfavorable changes in foreign currency exchange rates, segment sales decreased 9.0%.  Gross profit declined $7.9 million, or 9.3%, from the prior year period, while gross margin expanded 60 basis points to 37.5%.  The increase was primarily driven by effective cost management efforts and production efficiencies.  Operating income for the first half was $43.5 million, or 21.1% of sales.

Electronics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

Segment sales were $17.2 million for the 2020 second quarter, compared with $30.1 million in the prior year quarter.  The decline was primarily due to decreased demand caused by the COVID-19 pandemic including lost revenue from OEM shutdowns, a soft oil and gas end market and our intentional shift in customer base which involved changes in certain contractual obligations.  Foreign currency translation had a minimal impact on segment sales in the quarter.

Second quarter 2020 gross margin was 42.1%, down from 45.8% last year.  The contraction was attributable to decreased leverage of fixed costs resulting from lower volume partially offset by cost management efforts.

SEA costs in the quarter decreased by $1.0 million as a result of cost saving and restructuring efforts.

Operating income was $0.9 million in the second quarter of 2020, compared with $6.5 million in 2019.  2020 operating margin contracted to 5.5%, from 21.6% last year.

Helios Technologies Reports Second Quarter 2020

August 3, 2020

For the first half, segment sales were down 29% to $42.9 million, compared with the 2019 first half.  Foreign currency had a $0.1 million unfavorable impact.  Despite the significant sales decline, the 2020 first half gross margin declined just 50 basis points to 45.3% from 45.8% last year.  Operating income for the period was
$5.7 million, or 13.3% of sales.

Balance Sheet and Cash Flow Review

Total debt was $287.4 million at June 27, 2020, down from $300.4 million at December 28, 2019.  Cash and cash equivalents at June 27, 2020 were $37.0 million, up from $22.1 million at December 28, 2019 as the Company focuses on preserving cash.  Net debt decreased by $16.7 million from the end of the trailing first quarter and net debt-to-adjusted EBITDA remained unchanged at 2.1x at June 27, 2020, compared the end of the first quarter 2020 and yearend 2019.  The Company has $37.0 million in cash and $205.3 million available on its revolving line of credit, which also allows for an accordion of up to an additional $200 million, subject to certain pro forma compliance requirements.

Cash provided by operations was $40.3 million and $25.4 million in the first six months of 2020 and 2019, respectively.  The Company generated $25.3 million of cash from operations in the quarter up from $16.3 million in the prior-year period.

Capital expenditures were $5.2 million and $15.4 million for the first halves of 2020 and 2019, respectively, with the decrease in 2020 due to a conscious reduction in light of the impact of COVID-19 on economic conditions.  Given the current environment, capital expenditures in 2020 are focused on higher priority and critical projects.

2020 Guidance

Given the uncertainty in outlook due to the impact of the COVID-19 pandemic on the economy and end markets, the Company will not be providing financial guidance metrics.

Webcast

The Company will host a conference call and webcast tomorrow morning at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its corporate strategies and outlook.  A question-and-answer session will follow.

The conference call can be accessed by calling (201) 689-8573.  The audio webcast can be monitored at www.heliostechnologies.com.  Participants will have the ability to ask questions on either the teleconference call or the webcast.

A telephonic replay will be available from 12:00 p.m. ET on the day of the call through Tuesday, August 11, 2020.  To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13705886.  The webcast replay will be available in the investor relations section of the Company’s website at www.heliostechnologies.com, where a transcript will also be posted once available.

About Helios Technologies

Helios Technologies is a global industrial technology leader that develops and manufactures hydraulic and electronic control solutions for diverse markets.  The Company operates in two business segments, Hydraulics and Electronics.  The Hydraulics segment markets and sells products globally under the brands of Sun Hydraulics in relation to cartridge valve technology, Custom Fluidpower with regard to hydraulic system design and Faster in connection with quick release coupling solutions.  Global Electronics brands include Enovation Controls and Murphy for fully-tailored solutions with a broad range of rugged and reliable instruments such as displays, controls and instrumentation products.  Helios Technologies and information about its associated companies is available online at www.heliostechnologies.com.

Helios Technologies Reports Second Quarter 2020

August 3, 2020

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products and make acquisitions; (ii) the Company’s financing plans; (iii) trends affecting the Company’s financial condition or results of operations; (iv) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guaranteeing future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause the actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) conditions in the capital markets, including the interest rate environment and the availability of capital; (ii) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; and (iii) new product introductions, product sales mix and the geographic mix of sales nationally and internationally. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended December 28, 2019 and Part II, Item IA, “Risk Factors” in the Company’s Form 10-Q for the quarter ended March 28, 2020 and other filings with the Securities and Exchange Commission..

This news release will discuss some historical non-GAAP financial measures, which the Company believes are useful in evaluating its performance. The determination of the amounts that are excluded from these non-GAAP measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income recognized in a given period. You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP.

For more information, contact:
Deborah K. Pawlowski / Christopher M. Gordon
Kei Advisors LLC
(716) 843-3908/ (716) 843-3874
dpawlowski@keiadvisors.com / cgordon@keiadvisors.com

Financial Tables Follow.

Helios Technologies Reports Second Quarter 2020

August 3, 2020

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 27,	June 29,		June 27,	June 29,
	2020	2019	% Change	2020	2019	% Change

Net sales	$119,294	$143,842	(17)%	$248,777	$290,693	(14)%
Cost of sales	74,575	87,615	(15)%	152,208	177,958	(14)%
Gross profit	44,719	56,227	(20)%	96,569	112,735	(14)%
Gross margin	37.5%	39.1%		38.8%	38.8%

Selling, engineering and administrative expenses	23,600	25,309	(7)%	49,264	51,465	(4)%
Amortization of intangible assets	4,417	4,545	(3)%	8,765	9,066	(3)%
Goodwill impairment	-	-	NM	31,871	-	NM
Operating income	16,702	26,373	(37)%	6,669	52,204	(87)%
Operating margin	14.0%	18.4%		2.7%	18.0%

Interest expense, net	2,891	4,048	(29)%	5,842	8,433	(31)%
Foreign currency transaction loss, net	283	501	(44)%	408	62	NM
Miscellaneous expense (income), net	18	(157)	NM	(76)	(50)	52%
Change in fair value of contingent consideration	(34)	56	NM	(34)	775	NM
Income before income taxes	13,544	21,925	(38)%	529	42,984	(99)%
Income tax provision	636	4,660	(86)%	4,844	9,315	(48)%
Net income (loss)	$12,908	$17,265	(25)%	$(4,315)	$33,669	NM

Basic and diluted net income (loss) per common share	$0.40	$0.54	(26)%	$(0.13)	$1.05	NM

Basic and diluted weighted average shares outstanding	32,081	32,012		32,071	31,995

Dividends declared per share	$0.09	$0.09		$0.18	$0.18

NM = Not meaningful

Helios Technologies Reports Second Quarter 2020

August 3, 2020

HELIOS TECHNOLOGIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 27,	December 28,
	2020	2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$36,965	$22,123
Restricted cash	37	39
Accounts receivable, net of allowance for doubtful accounts
of $1,101 and $1,131	73,018	66,677
Inventories, net	84,950	85,195
Income taxes receivable	2,852	3,196
Other current assets	17,296	15,359
Total current assets	215,118	192,589
Property, plant and equipment, net	140,605	145,854
Deferred income taxes	8,837	5,803
Goodwill	346,071	377,569
Other intangible assets, net	286,522	294,651
Other assets	4,627	5,285
Total assets	$1,001,780	$1,021,751
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$29,424	$29,730
Accrued compensation and benefits	16,457	16,898
Other accrued expenses and current liabilities	12,159	13,549
Current portion of contingent consideration	797	828
Current portion of long-term non-revolving debt, net	10,216	7,623
Dividends payable	2,888	2,884
Income taxes payable	9,972	4,941
Total current liabilities	81,913	76,453
Revolving lines of credit	193,948	208,708
Long-term non-revolving debt, net	83,267	84,062
Deferred income taxes	48,084	49,290
Other noncurrent liabilities	27,804	25,602
Total liabilities	435,016	444,115
Commitments and contingencies	-	-
Shareholders’ equity:
Preferred stock, par value $0.001, 2,000 shares authorized,
no shares issued or outstanding	-	-
Common stock, par value $0.001, 100,000 shares authorized,
32,081 and 32,047 shares issued and outstanding	32	32
Capital in excess of par value	367,841	365,310
Retained earnings	257,568	267,658
Accumulated other comprehensive loss	(58,677)	(55,364)
Total shareholders’ equity	566,764	577,636
Total liabilities and shareholders’ equity	$1,001,780	$1,021,751

Helios Technologies Reports Second Quarter 2020

August 3, 2020

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 27,	June 29,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(4,315)	$33,669
Adjustments to reconcile net (loss) income to
net cash provided by operating activities:
Depreciation and amortization	17,021	17,195
(Gain) Loss on disposal of assets	(15)	79
Goodwill impairment	31,871	-
Stock-based compensation expense	2,447	2,781
Amortization of debt issuance costs	358	358
Benefit for deferred income taxes	(2,370)	(1,095)
Change in fair value of contingent consideration	(34)	775
Forward contract gains, net	(41)	(409)
Net investment hedge loss	164	-
Other, net	510	940
(Increase) decrease in operating assets:
Accounts receivable	(7,040)	(9,586)
Inventories	(724)	(12,276)
Income taxes receivable	327	(488)
Other current assets	(1,736)	(3,312)
Other assets	1,855	781
Increase (decrease) in operating liabilities:
Accounts payable	(18)	1,178
Accrued expenses and other liabilities	(1,424)	4,176
Income taxes payable	4,885	3,078
Other noncurrent liabilities	(1,390)	(1,668)
Contingent consideration payment in excess of acquisition date fair value	-	(10,731)
Net cash provided by operating activities	40,331	25,445
Cash flows from investing activities:
Capital expenditures	(5,215)	(15,413)
Proceeds from dispositions of equipment	67	597
Cash settlement of forward contracts	(357)	-
Net cash used in investing activities	(5,505)	(14,816)
Cash flows from financing activities:
Borrowings on revolving credit facilities	11,000	85,639
Repayment of borrowings on revolving credit facilities	(26,359)	(91,000)
Borrowings on long-term non-revolving debt	5,714	-
Repayment of borrowings on long-term non-revolving debt	(4,001)	(2,910)
Proceeds from stock issued	723	843
Dividends to shareholders	(5,772)	(5,759)
Payment of continget consideration liability	-	(7,064)
Other financing activities	(960)	(1,141)
Net cash used in financing activities	(19,655)	(21,392)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(331)	569
Net increase (decrease) in cash, cash equivalents and restricted cash	14,840	(10,194)
Cash, cash equivalents and restricted cash, beginning of period	22,162	23,515
Cash, cash equivalents and restricted cash, end of period	$37,002	$13,321

Helios Technologies Reports Second Quarter 2020

August 3, 2020

HELIOS TECHNOLOGIES

SEGMENT DATA

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 27,	June 29,	June 27,	June 29,
	2020	2019	2020	2019

Sales:
Hydraulics	$102,089	$113,710	$205,907	$230,173
Electronics	17,205	30,132	42,870	60,520
Consolidated	$119,294	$143,842	$248,777	$290,693

Gross profit and margin:
Hydraulics	$37,473	$42,407	$77,147	$85,040
	36.7%	37.3%	37.5%	36.9%
Electronics	7,246	13,820	19,422	27,695
	42.1%	45.8%	45.3%	45.8%
Consolidated	$44,719	$56,227	$96,569	$112,735
	37.5%	39.1%	38.8%	38.8%

Operating income and margin:
Hydraulics	$21,989	$24,123	$43,471	$47,885
	21.5%	21.2%	21.1%	20.8%
Electronics	939	6,488	5,717	13,000
	5.5%	21.6%	13.3%	21.5%
Corporate and other	(6,226)	(4,238)	(42,519)	(8,681)
Consolidated	$16,702	$26,373	$6,669	$52,204
	14.0%	18.4%	2.7%	18.0%

Helios Technologies Reports Second Quarter 2020

August 3, 2020

HELIOS TECHNOLOGIES

ADDITIONAL INFORMATION

(Unaudited)

2020 Sales by Geographic Region and Segment

(in millions)

	Q1	% of Total	Q2	% of Total	2020	% of Total
Americas:
Hydraulics	$37.3		$34.2		$71.6
Electronics	21.6		13.4		35.0
Consol. Americas	58.9	45%	47.6	40%	106.6	43.0%
EMEA:
Hydraulics	33.5		31.2		64.7
Electronics	2.5		1.9		4.4
Consol. EMEA	36.0	28%	33.1	28%	69.1	28.0%
APAC:
Hydraulics	33.0		36.7		69.6
Electronics	1.6		1.9		3.5
Consol. APAC	34.6	27%	38.6	32%	73.1	29.0%
Total	$129.5		$119.3		$248.8

2019 Sales by Geographic Region and Segment

(in millions)

	Q1	% of Total	Q2	% of Total	Q3	% of Total	Q4	% of Total	2019	% of Total
Americas:
Hydraulics	$41.6		$41.2		$43.3		$36.2		$162.3
Electronics	26.1		26.6		24.0		19.5		96.3
Consol. Americas	67.7	46%	67.8	47%	67.3	49%	55.7	44%	258.6	47.0%
EMEA:
Hydraulics	41.8		36.8		31.9		31.1		141.6
Electronics	2.5		1.8		2.1		2.0		8.4
Consol. EMEA	44.3	30%	38.6	27%	34.0	25%	33.1	26%	150.0	27.0%
APAC:
Hydraulics	33.1		35.7		34.9		35.2		138.9
Electronics	1.8		1.7		1.8		1.9		7.2
Consol. APAC	34.9	24%	37.4	26%	36.7	26%	37.1	30%	146.1	26.0%
Total	$146.9		$143.8		$138.0		$125.9		$554.7

Helios Technologies Reports Second Quarter 2020

August 3, 2020

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Operating Income RECONCILIATION

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 27,	June 29,	June 27,	June 29,
	2020	2019	2020	2019
GAAP operating income	$16,702	$26,373	$6,669	$52,204
Acquisition-related amortization of intangible assets	4,417	4,484	8,765	8,945
Acquisition and financing-related expenses	-	-	74	11
Restructuring charges	298	-	298	-
CEO transition costs	1,644	-	1,809	-
Goodwill impairment	-	-	31,871	-
Non-GAAP adjusted operating income	$23,061	$30,857	$49,486	$61,160
GAAP operating margin	14.0%	18.4%	2.7%	18.0%
Non-GAAP Adjusted operating margin	19.3%	21.5%	19.9%	21.0%

Adjusted EBITDA RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended		Twelve Months Ended
	June 27,	June 29,	June 27,	June 29,	June 27,
	2020	2019	2020	2019	2020
Net income (loss)	$12,908	$17,265	$(4,315)	$33,669	$22,285
Interest expense, net	2,891	4,048	5,842	8,433	12,796
Income tax provision	636	4,660	4,844	9,315	10,567
Depreciation and amortization	8,645	8,624	17,021	17,195	35,041
EBITDA	25,080	34,597	23,392	68,612	80,689
Acquisition and financing-related expenses	-	-	74	11	74
Restructuring charges	298	-	298	-	2,022
CEO transition costs	1,644	-	1,809	-	1,809
Goodwill impairment	-	-	31,871	-	31,871
Loss on disposal of intangible asset	-	-	-	-	2,713
Other	-	-	-	-	127
Change in fair value of contingent consideration	(34)	56	(34)	775	(157)
Adjusted EBITDA	$26,988	$34,653	$57,410	$69,398	$119,148
Adjusted EBITDA margin	22.6%	24.1%	23.1%	23.9%	23.2%

Helios Technologies Reports Second Quarter 2020

August 3, 2020

HELIOS TECHNOLOGIES

Non-GAAP Cash Net Income RECONCILIATION

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 27,	June 29,	June 27,	June 29,
	2020	2019	2020	2019
Net income (loss)	$12,908	$17,265	$(4,315)	$33,669
Amortization of intangible assets	4,417	4,545	8,765	9,066
Acquisition and financing-related expenses	-	-	74	11
Restructuring charges	298	-	298	-
CEO transition costs	1,644	-	1,809	-
Goodwill impairment	-	-	31,871	-
Change in fair value of contingent consideration	(34)	56	(34)	775
Tax effect of above	(1,581)	(1,150)	(2,728)	(2,463)
Non-GAAP cash net income	$17,652	$20,716	$35,740	$41,058
Non-GAAP cash net income per diluted share	$0.55	$0.65	$1.11	$1.28

Net Debt-to-Adjusted EBITDA RECONCILIATION

(In thousands)

(Unaudited)

As of
June 27,
2020
Current portion of long-term non-revolving debt, net	$10,216
Revolving lines of credit	193,948
Long-term non-revolving debt, net	83,267
Total debt	287,431
Less: Cash and cash equivalents	36,965
Net debt	$250,466

Adjusted EBITDA, TTM ended June 27, 2020	$119,148
Ratio of net debt to TTM adjusted EBITDA	2.1

Non-GAAP Financial Measures:

Adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP.  Nevertheless, Helios believes that providing non-GAAP information such as adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are important for investors and other readers of Helios’s financial statements, as they are used as analytical indicators by Helios’s management to better understand operating performance.  Because adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are non-GAAP measures and are thus susceptible to varying calculations, adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share, as presented, may not be directly comparable to other similarly titled measures used by other companies.